UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 20, 2013

WASHINGTON TRUST BANCORP, INC.
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(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891
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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 20, 2013, Galan G. Daukas resigned by mutual agreement as Executive Vice President, Wealth Management of Washington Trust Bancorp, Inc. (the “Corporation") and its subsidiary The Washington Trust Company (the “Bank”), as well as all officer and director positions held by Mr. Daukas at subsidiaries of the Corporation and the Bank.

Mark K. Gim will succeed Mr. Daukas as Executive Vice President, Wealth Management of the Corporation and the Bank effective May 20, 2013. Mr. Gim will continue to serve as Treasurer of the Corporation and the Bank.

Mr. Gim, 47, joined the Bank in 1993 as Financial Planning Officer. He was promoted to Assistant Vice President - Financial Planning of the Bank in 1995, and to Vice President - Financial Planning of the Bank in 1996. In 2000, he was promoted to Senior Vice President - Financial Planning and Asset/Liability Management of the Bank. He was named Executive Vice President and Treasurer of the Corporation and the Bank in 2008.

Mr. Gim will participate in the Bank's Wealth Management Business Building Incentive Plan, which has previously been disclosed. Mr. Gim's target bonus opportunity will be $90,000, which will be pro-rated for 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: May 24, 2013	By:	/s/ David V. Devault
David V. Devault
Senior Executive Vice President, Secretary and Chief Financial Officer